A P O L L O  G L O B A L  M A N A G E M E N T Apollo Global Management, Inc. Second Quarter 2021 Earnings Exhibit 99.2 August 4, 2021

Apollo 2Q'21 Financial Results Highlights

GAAP Results

($ in millions, except per share data)	2Q'21	Per Share	YTD'21	Per Share
• Net Income	$1,505.5	N/A	$3,024.0	N/A
• Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders	$648.6	$2.70	$1,318.3	$5.51

Financial Measures & Dividend

($ in millions, except per share data)	2Q'21	Per Share	YTD'21	Per Share
• Distributable Earnings ("DE")	$501.6	$1.14	$795.4	$1.80
• Fee Related Earnings ("FRE")	$301.6	$0.68	$588.3	$1.33

- Net Performance Fee Receivable of $1.3 billion ($3.03 per share) and Net Clawback Payable of $33 million ($0.07 per share) as of 2Q'21
- Declared 2Q'21 dividend of $0.50 per share of Class A Common Stock and equivalent (payout ratio of 44%), bringing LTM dividends to $2.11 per share of Class A Common Stock (payout ratio of 71%)

Assets Under Management

- Total Assets Under Management ("AUM") of $471.8 billion
- Fee-Generating AUM ("FGAUM") of $353.6 billion
- Performance Fee-Eligible AUM ("PFEAUM") of $142.3 billion
- Dry powder of $47.6 billion available for investment

Business Drivers

- Inflows: $12.4 billion of capital inflows ($52.0 billion LTM)
- Deployment: $27.8 billion ($97.6 billion LTM)
- Drawdown deployment: $6.5 billion ($13.7 billion LTM)
- Realizations: $9.0 billion of capital returned to investors ($18.0 billion LTM)

Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 30 to 33. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 26 to 28. "LTM" as used throughout this presentation refers to the twelve months ended June 30, 2021 unless the context otherwise provides. YTD'21 DE and FRE per share amounts represent the sum of the last two quarters. AUM totals may not add due to rounding.

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GAAP Consolidated Statements of Operations (Unaudited)

Net Income was $1.5 billion for the quarter ended June 30, 2021; Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders was $648.6 million for the quarter ended June 30, 2021

($ in thousands, except share data)	2Q'20	1Q'21	2Q'21	YTD'20	YTD'21
Revenues:					
Management fees	$409,953	$457,185	$470,092	$806,557	$927,277
Advisory and transaction fees, net	61,957	56,348	86,351	98,920	142,699
Investment income (loss):					
Performance allocations	924,599	1,395,347	735,139	(809,724)	2,130,486
Principal investment income (loss)	111,621	381,966	76,425	(76,228)	458,391
Total investment income (loss)	1,036,220	1,777,313	811,564	(885,952)	2,588,877
Incentive fees	205	3,854	14,318	19,724	18,172
Total Revenues	**1,508,335**	**2,294,700**	**1,382,325**	**39,249**	**3,677,025**
Expenses:					
Compensation and benefits:					
Salary, bonus and benefits	151,019	174,630	181,299	290,288	355,929
Equity-based compensation	59,420	56,448	52,998	111,542	109,446
Profit sharing expense	375,959	655,480	361,247	(260,039)	1,016,727
Total compensation and benefits	586,398	886,558	595,544	141,791	1,482,102
Interest expense	32,291	34,799	34,814	63,533	69,613
General, administrative and other	83,729	99,850	115,838	168,251	215,688
Placement fees	359	537	591	768	1,128
Total Expenses	**702,777**	**1,021,744**	**746,787**	**374,343**	**1,768,531**
Other Income:					
Net gains (losses) from investment activities	268,667	353,151	913,394	(995,884)	1,266,545
Net gains (losses) from investment activities of consolidated variable interest entities	57,862	112,594	145,403	(108,058)	257,997
Interest income	3,994	798	645	11,928	1,443
Other income (loss), net	3,327	(17,750)	4,531	(13,180)	(13,219)
Total Other Income (Loss)	**333,850**	**448,793**	**1,063,973**	**(1,105,194)**	**1,512,766**
Income (loss) before income tax (provision) benefit	1,139,408	1,721,749	1,699,511	(1,440,288)	3,421,260
Income tax (provision) benefit	(140,323)	(203,246)	(194,051)	155,530	(397,297)
Net Income (Loss)	**999,085**	**1,518,503**	**1,505,460**	**(1,284,758)**	**3,023,963**
Net (income) loss attributable to Non-Controlling Interests	(552,756)	(839,613)	(847,733)	734,869	(1,687,346)
Net Income (Loss) Attributable to Apollo Global Management, Inc.	**446,329**	**678,890**	**657,727**	**(549,889)**	**1,336,617**
Series A Preferred Stock Dividends	(4,383)	(4,383)	(4,383)	(8,766)	(8,766)
Series B Preferred Stock Dividends	(4,782)	(4,781)	(4,781)	(9,563)	(9,562)
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$437,164**	**$669,726**	**$648,563**	**($568,218)**	**$1,318,289**
Net Income (Loss) Per Share of Class A Common Stock:					
Net Income (Loss) Available to Class A Common Stock – Basic	$1.84	$2.81	$2.70	($2.55)	$5.51
Net Income (Loss) Available to Class A Common Stock – Diluted	$1.84	$2.81	$2.70	($2.55)	$5.51
Weighted Average Number of Class A Common Stock Outstanding – Basic	227,653,988	230,003,502	231,058,813	227,205,866	230,534,073
Weighted Average Number of Class A Common Stock Outstanding – Diluted	227,653,988	230,003,502	231,058,813	227,205,866	230,534,073

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Total Segments

($ in thousands, except per share data)	2Q'20	1Q'21	2Q'21	YTD'20	YTD'21
Management fees	$401,822	$448,669	$462,236	$784,190	$910,905
Advisory and transaction fees, net	61,749	55,495	83,235	98,481	138,730
Performance fees[1]	3,440	8,771	8,075	5,844	16,846
Total Fee Related Revenues	**467,011**	**512,935**	**553,546**	**888,515**	**1,066,481**
Salary, bonus and benefits	(134,999)	(157,371)	(164,158)	(259,020)	(321,529)
General, administrative and other	(71,803)	(68,648)	(86,591)	(140,156)	(155,239)
Placement fees	(358)	(477)	(589)	(771)	(1,066)
Total Fee Related Expenses	**(207,160)**	**(226,496)**	**(251,338)**	**(399,947)**	**(477,834)**
Other income (loss), net of Non-Controlling Interest	(606)	217	(598)	(1,267)	(381)
Fee Related Earnings	**$259,245**	**$286,656**	**$301,610**	**$487,301**	**$588,266**
Per share[2]	$0.59	$0.65	$0.68	$1.11	$1.33
Realized performance fees	10,837	106,754	468,756	76,583	575,510
Realized profit sharing expense	(10,837)	(57,756)	(246,553)	(76,583)	(304,309)
Net Realized Performance Fees	**—**	**48,998**	**222,203**	**—**	**271,201**
Realized principal investment income, net[3]	5,219	26,634	70,141	10,802	96,775
Net interest loss and other	(29,050)	(33,506)	(37,060)	(66,184)	(70,566)
Segment Distributable Earnings	**$235,414**	**$328,782**	**$556,894**	**$431,919**	**$885,676**
Taxes and related payables	(21,040)	(25,786)	(46,175)	(43,233)	(71,961)
Preferred dividends	(9,165)	(9,164)	(9,164)	(18,329)	(18,328)
Distributable Earnings	**$205,209**	**$293,832**	**$501,555**	**$370,357**	**$795,387**
Per share[2]	$0.46	$0.66	$1.14	$0.83	$1.80
Net dividend per share[2]	$0.49	$0.50	$0.50	$0.91	$1.00
Payout ratio	107%	76%	44%	110%	56%

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings LP ("Redding Ridge Holdings"), an affiliate of Redding Ridge, and MidCap.
2. Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total shares of Class A Common Stock outstanding, Apollo Operating Group Units that participate in dividends and RSUs that participate in dividends. YTD per share amounts represent the sum of the last two quarters. See page 22 for details regarding the stockholder dividend and page 27 for the share reconciliation.
3. Realized principal investment income, net includes dividends from our permanent capital vehicles, net of amounts to be distributed to certain employees as part of a dividend compensation program.

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Quarterly Trailing FRE FRE Bridge Fee Related Earnings Rollforward “NM” as used throughout this presentation indicates data has not been presented as it was deemed not meaningful, unless the context otherwise provides. 1. FRE Margin is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, transaction and advisory fees and certain performance fees), as well as other income attributable to FRE. ($ in millions) 2Q’21 FRE surpassed $300 million and  increased 16% year-over-year and 5% quarter-over-quarter, driven by higher  advisory and transaction fees and management fees, partially offset by an increase in non-compensation expenses 2Q'21  Per  Share $0.59 $0.63 $0.63 $0.65 $0.06 $0.03 $(0.02) $(0.04) $— $0.68 FRE Margin1 4  $259.2 $277.4 $275.8 $286.7 56% 55% 53% 56% 2Q'20 3Q'20 4Q'20 1Q'21 $27.7 $13.6 $(6.8) ($18.1) ($1.5) $301.6 Advisory &  Transaction  Fees    Mgmt  Fees Non-comp • 54%  Other Comp

Dividend per Share1 DE increased quarter-over-quarter, primarily due to higher realized performance fees and principal investment income $0.49 $0.51 $0.60 $0.50 $0.50 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 Distributable Earnings per Share1 $0.46 $0.47 $0.72 $0.66 $1.14 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 Distributable Earnings and Dividend 5  1. Per share calculations are based on end of period Distributable Earnings Shares Outstanding. The declaration and payment of any dividends are at the sole discretion of the executive committee of Apollo Global Management, Inc.’s board of directors, which may change the dividend policy at any time, including, without limitation, to eliminate the dividend entirely. As previously announced, following the closing of Apollo’s proposed merger with Athene Holding, Apollo intends to distribute an annual dividend of $1.60 per share of common stock, with increases based on growth of the business, as determined by the board of directors. $0.40 Minimum  Quarterly Dividend

Total AUM Total  AUM  increased  to  $471.8  billion  during  the  quarter,  primarily  driven  by  growth  of  our  insurance  company clients Gross Inflows were $12.4 billion during the quarter and $52.0 billion over the twelve months ended June 30,  2021 Dry  powder  was  $47.6  billion  as  of  quarter-end,  of  which  $24.5  billion  was  dry  powder  with  future  management fee potential Fee-Generating AUM $329.8 $345.2 $353.6 $145.4 $353.6 $254.4 $263.3 $272.1 $96.5 $272.1 $43.8 $42.6 $39.5 $34.5 $39.5 $31.6 $39.3 $41.9 $14.4 $41.9 2Q'20 1Q'21 2Q'21 2Q'16 2Q'21 Credit Assets Under Management Private Equity $413.6 $461.1 $471.8 $186.3 $471.8 $300.4 $323.3 $331.0 $117.2 $331.0 $73.3 $89.5 $88.5 $49.6 $88.5 $39.9 $48.4 $52.3 $19.5 $52.3 2Q'20 1Q’21 2Q'21 2Q'16 2Q'21 CAGR 19%  Real Assets Credit Private Equity Real Assets CAGR 20%  6  ($ in billions) ($ in billions)

Performance Fee-Generating AUMPerformance Fee-Eligible AUM $40.0 $82.3 $87.4 $43.2 $87.4 $18.2 $41.8 $44.6 $22.7 $44.6 $18.0 $35.2 $37.3 $17.1 $37.3 $3.8 $5.3 $5.5 $3.4 $5.5 2Q'20 1Q'21 2Q'21 2Q'16 2Q'21 Performance  Fee-Generating  AUM  increased  to  $87.4  billion  during  the  quarter  primarily  driven  by  appreciation in our funds’ private equity portfolios, and strong growth in our CLOs and corporate credit funds Performance Fee Assets Under Management $124.8 $142.8 $142.3 $84.4 $142.3 $58.7 $64.6 $65.6 $37.2 $65.6 $56.3 $67.0 $64.5 $40.9 $64.5 $9.8 $11.3 $12.2 $6.3 $12.2 2Q'20 1Q'21 2Q'21 2Q'16 2Q'21 Credit Private Equity Real Assets Credit Private Equity Real Assets 7  ($ in billions) ($ in billions)

Total AUM & Fee-Generating AUM

Total AUM Rollforward[1]

($ in millions)	Credit[3]	Private Equity	Real Assets	Total
1Q'21	**$323,261**	**$89,463**	**$48,414**	**$461,138**
Inflows	6,453	2,371	3,613	12,437
Outflows[2]	(3,635)	(652)	—	(4,287)
Net Flows	**2,818**	**1,719**	**3,613**	**8,150**
Realizations	(1,466)	(7,334)	(232)	(9,032)
Market Activity	6,415	4,621	483	11,519
2Q'21	**$331,028**	**$88,469**	**$52,278**	**$471,775**
QoQ Change	**2%**	**(1%)**	**8%**	**2%**

Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
1Q'21	**$263,330**	**$42,614**	**$39,302**	**$345,246**
Inflows	7,561	167	2,618	10,346
Outflows[2]	(3,889)	(1,194)	(47)	(5,130)
Net Flows	**3,672**	**(1,027)**	**2,571**	**5,216**
Realizations	(869)	(2,020)	(155)	(3,044)
Market Activity	6,006	(26)	162	6,142
2Q'21	**$272,139**	**$39,541**	**$41,880**	**$353,560**
QoQ Change	**3%**	**(7%)**	**7%**	**2%**

LTM Total AUM Rollforward[1]

($ in millions)	Credit[3]	Private Equity	Real Assets	Total
2Q'20	**$300,454**	**$73,301**	**$39,851**	**$413,606**
Inflows	31,342	8,309	12,370	52,021
Outflows[2]	(17,876)	(835)	—	(18,711)
Net Flows	**13,466**	**7,474**	**12,370**	**33,310**
Realizations	(3,727)	(12,819)	(1,440)	(17,986)
Market Activity	20,835	20,513	1,497	42,845
2Q'21	**$331,028**	**$88,469**	**$52,278**	**$471,775**
YoY Change	**10%**	**21%**	**31%**	**14%**

LTM Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
2Q'20	**$254,332**	**$43,840**	**$31,606**	**$329,778**
Inflows	26,633	3,221	10,730	40,584
Outflows[2]	(20,054)	(4,972)	(461)	(25,487)
Net Flows	**6,579**	**(1,751)**	**10,269**	**15,097**
Realizations	(2,385)	(2,815)	(535)	(5,735)
Market Activity	13,613	267	540	14,420
2Q'21	**$272,139**	**$39,541**	**$41,880**	**$353,560**
YoY Change	**7%**	**(10%)**	**33%**	**7%**

1. Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.
2. Included in the 2Q'21 outflows for both Total AUM and FGAUM are $0.5 billion of redemptions. Included in the LTM outflows for Total AUM and FGAUM are $2.7 billion and $2.5 billion of redemptions, respectively.
3. As of 2Q'21, Credit AUM includes $22.6 billion of CLOs, $9.9 billion of which Apollo earns fees based on gross assets and $12.7 billion of which relates to Redding Ridge, from which Apollo earns fees based on net asset value.

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Capital Deployment, Dry Powder & Performance Fee-Eligible AUM

Dry Powder Composition

($ in billions)



Real Assets
Credit
$4.6
$19.0
Other PE
$7.8
$48 billion
Fund VIII
$2.3
$13.8
Private Equity $23.9
Fund IX

Deployment[1]

($ in billions)



2Q'21
Real Assets
Private Equity
$3.0
$5.3
$28 billion
$19.4
Credit
LTM
Real Assets
Private Equity
$12.8
$10.6
$98 billion
$74.3
Credit

Performance Fee-Eligible AUM

($ in billions)



Uninvested Performance Fee-Eligible AUM
$42.2
$142.3 billion
$87.4
Currently Generating Performance Fees
$12.7
Not Currently Generating Performance Fees

Strategy / Fund	Invested AUM Not Currently Generating Performance Fees	Investment Period Active >24 Months[2]	Appreciation Required to Achieve Performance Fees[3,4]
Corporate Credit	$2.4	$2.3	2%
Structured Credit	3.7	3.7	6%
Direct Origination	2.6	2.6	1%
Credit	**8.7**	**8.6**	**4%**
Hybrid Capital	0.8	0.7	246%
Other PE	2.6	2.2	42%
Private Equity[5]	**3.4**	**2.9**	**93%**
Real Assets	**0.6**	**0.4**	**>250bps**
Total	**$12.7**	**$11.9**	

1. For the three months ended June 30, 2021, drawdown deployment was $1.4 billion, $4.8 billion and $0.3 billion for credit, private equity and real assets, respectively. For the twelve months ended June 30, 2021, drawdown deployment was $4.5 billion, $6.9 billion and $2.3 billion for credit, private equity and real assets, respectively. 2. Represents invested AUM not currently generating performance fees for funds that have been investing capital for more than 24 months as of June 30, 2021. 3. Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate performance fees for funds with an investment period greater than 24 months. Funds with an investment period less than 24 months are "N/A" 4. All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve performance fees presented above. Appreciation required to achieve performance fees may vary by individual investor. 5. The private equity funds disclosed in the table above have greater than $500 million of AUM and/or form part of a flagship series of funds.

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($ in millions) Period Ending $25 $72 $87 $136 $273 $277 49% 60% 59% 2012 2014 2016 2018 2020 2Q'21 Permanent Capital AUM Fee Related Revenue from Permanent Capital4 $213 $235 $244 $260 $262 2Q’20 3Q’20 4Q’20 1Q’21 2Q’21 Permanent Capital Vehicles, Athene, and Athora 1. Amounts are as of March 31, 2021. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Includes $1.7 billion of AUM related to a non-traded business development company. 2. Includes $44.6 billion of gross assets related to Athene Co-Invest Reinsurance Affiliate 1A Ltd. and $2.1 billion of unfunded commitments related to Apollo/Athene Dedicated Investment Program. 3. Other Assets include cash, treasuries, equities and alternatives. 4. Effective 1Q’21, fee related revenue includes revenues related to a non-traded business development company. Prior periods have been recast to conform to this change. ($ in billions) Supplemental Information ($ in billions) 1Q'21 2Q'21 Athene2   $185.8    $193.9  Athora   61.5    61.2  MidCap   8.9    8.9  ARI   7.3    7.9  AINV/Other1   4.4    4.6  AFT/AIF   0.7    0.8  Total AUM in Permanent Capital Vehicles   $268.6    $277.3  10  Permanent Capital AUM % of Total AUM 47%  Athene and Athora AUM ($ in billions) 1Q'21 2Q'21 Athene2   $185.8    $193.9  Core Assets   46.3    47.8  Core Plus Assets   41.8    43.3  Yield Assets   70.5    74.1  High Alpha    7.0    7.4  Other Assets3   20.2    21.3  Athora   $61.5    $61.2  Non-Sub-Advised   52.8    50.7  Sub-Advised   8.7    10.5  Total Athene and Athora AUM   $247.3    $255.1  45%  22%

Net Performance Fee Receivable Rollforward & Net Clawback Payable

Net performance fee receivable of $3.03 per share, as realizations in Fund VIII were offset by appreciation in Fund IX's portfolio investments, while net clawback payable decreased to $0.07 per share as the fair values of certain private equity funds' portfolios appreciated


Net Performance Fee Receivable[1]
Net Clawback Payable[2]
(Per Share)
$0.46
$1.05
$1.82
$3.04
+$0.68
Net Performance Fees/Other[3]
($0.69)
Net Realized Performance Fees
$3.03
($0.17)
($0.07)
2Q'20
3Q'20
4Q'20
1Q'21
2Q'21
1Q'21
2Q'21
($ in millions)
$205
$465
$802
$1,346
$294
($305)
$1,335
($73)
($33)

Note: All per share figures calculated using Distributable Earnings Shares Outstanding.

1. Net Performance Fee Receivable represents the sum of performance allocations and incentive fees receivable, less profit sharing payable as reported on the consolidated statements of financial condition, and includes certain eliminations related to investments in consolidated funds and VIEs and other adjustments.
2. As of June 30, 2021, certain funds had $100.7 million in general partner obligations to return previously distributed performance fees offset, in part, by $67.7 million in clawbacks from Contributing Partners and certain employees and former employees for the potential return of profit sharing distributions. These general partner obligations and potential return of profit sharing distributions are included in due to related parties and due from related parties, respectively, on the consolidated statements of financial condition.
3. Net Performance Fees/Other includes (i) unrealized performance fees, net of unrealized profit sharing expense and (ii) certain transaction-related charges, and excludes general partner obligations to return previously distributed performance fees.

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Segment Highlights

Credit

Commentary

- Total AUM increased 10% over the twelve months ended June 30, 2021 to $331 billion, primarily driven by the growth of our insurance company clients, which continue to benefit from the strength of our franchise through both retail and institutional channels
- Fee-generating inflows excluding acquisitions of $6.0 billion during the quarter driven by strong growth in insurance assets under management and subscriptions to our corporate and structured credit funds
- FRE increased 43% year-over-year, driven by strong growth in management fees from permanent capital vehicles and higher advisory and transaction fees, partially offset by an increase in compensation costs due to higher headcount
- Deployment of $19.4 billion during the quarter and $74.3 billion during the twelve months ended June 30, 2021; deployment for the quarter driven by the growth of our insurance company clients, our middle market lending activity, and our large cap lending capabilities
- Drawdown deployment of $1.4 billion during the quarter and $4.5 billion during the twelve months ended June 30, 2021



($ in billions)
Advisory and Other
$64.7
Direct Origination
$25.5
$331bn AUM
$167.2
$73.6
Structured Credit
Corporate Credit

$236.9bn from Permanent Capital Vehicles

Financial Results Summary

($ in thousands)	2Q'20	2Q'21	% Change vs. 2Q'20	YTD'20	YTD'21	% Change vs. YTD'20
Management fees	$224,721	$273,307	22%	432,950	541,338	25%
Advisory and transaction fees, net	13,756	54,757	298%	29,023	87,887	203%
Performance fees[2]	3,440	8,075	135%	5,844	16,846	188%
Total Fee Related Revenues	**241,917**	**336,139**	**39%**	**467,817**	**646,071**	**38%**
Salary, bonus and benefits	(52,806)	(75,299)	43%	(109,814)	(144,678)	32%
Non-compensation expenses	(37,609)	(44,179)	17%	(73,288)	(81,285)	11%
Total Fee Related Expenses	**(90,415)**	**(119,478)**	**32%**	**(183,102)**	**(225,963)**	**23%**
Other income (loss), net of NCI	(724)	(990)	37	(1,387)	(1,549)	12
Fee Related Earnings	**$150,778**	**$215,671**	**43%**	**$283,328**	**$418,559**	**48%**
Realized performance fees	4,359	103,789	NM	30,220	118,160	291%
Realized profit sharing expense	(4,359)	(71,970)	NM	(29,916)	(79,924)	167%
Realized principal investment income, net	1,810	2,588	43%	3,184	4,435	39%
Net interest loss and other	(11,857)	(11,869)	—%	(28,971)	(25,654)	(11)%
Segment Distributable Earnings	**$140,731**	**$238,209**	**69%**	**$257,845**	**$435,576**	**69%**

Corporate Credit[3]
2.0% / 12.9%

Structured Credit
4.5% / 21.5%

Direct Origination
2.7% / 16.4%

2Q'21 / LTM
Credit Gross Return[1]

$6.0bn / $17.7bn
2Q'21 / LTM
Fee-generating inflows (excludes acquisitions)

1. Represents Gross Return as defined in the non-GAAP financial information and definitions section of this presentation. The 2Q'21 Net Returns for corporate credit, structured credit and direct origination were 1.7%, 4.0% and 2.0%, respectively. The LTM Net Returns for corporate credit, structured credit and direct origination were 11.5%, 20.1% and 12.4%, respectively. 2. Represents certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap. 3. CLOs are included within corporate credit. The 2Q'21 and LTM gross returns for CLOs were 1.2% and 10.5%, respectively. CLO returns are calculated based on gross return on assets and exclude performance related to Redding Ridge.

APOLLO
13

Private Equity

Commentary

- Total AUM decreased 1% quarter-over-quarter to $88 billion, primarily driven by realizations partially offset by market activity and inflows
- Management fees decreased 4% year-over-year, primarily driven by realizations and distributions from our legacy funds
- Realizations of $7.3 billion driven by Fund VIII continuing to be in harvest mode, generating $4.6 billion of realized proceeds during the quarter; realizations consisted of activity across public and private portfolio companies
- Deployment of $5.3 billion during the quarter and $10.6 billion during the twelve months ended June 30, 2021
- Drawdown deployment of $4.8 billion and committed to invest an additional $6.1 billion during the quarter; total committed but not yet deployed capital[1] at quarter end was $6.4 billion (excluding co-investments) of which $0.6 billion related to energy asset build-ups expected to be deployed over time
- Private equity fund appreciation during the quarter of 9.5%[2], driven by public and private portfolio company holdings


($ in billions)
Natural Resources
Hybrid Capital
$5.2
$13.1
$88bn AUM
$70.2
Private Equity

$2.5bn from Permanent Capital Vehicles

Financial Results Summary

($ in thousands)	2Q'20	2Q'21	% Change vs. 2Q'20	YTD'20	YTD'21	% Change vs. YTD'20
Management fees	$127,592	$123,106	(4)%	$252,860	$245,374	(3)%
Advisory and transaction fees, net	44,802	27,047	(40%)	65,145	48,378	(26%)
Total Fee Related Revenues	**172,394**	**150,153**	**(13%)**	**318,005**	**293,752**	**(8%)**
Salary, bonus and benefits	(53,202)	(58,856)	11%	(95,682)	(117,605)	23%
Non-compensation expenses	(21,770)	(27,546)	27%	(43,871)	(48,675)	11%
Total Fee Related Expenses	**(74,972)**	**(86,402)**	**15%**	**(139,553)**	**(166,280)**	**19%**
Other income, net	2	696	NM	25	1,419	NM
Fee Related Earnings	**$97,424**	**$64,447**	**(34)%**	**$178,477**	**$128,891**	**(28)%**
Realized performance fees	3,549	361,793	NM	4,692	432,714	NM
Realized profit sharing expense	(3,549)	(173,191)	NM	(4,996)	(210,781)	NM
Realized principal investment income, net	3,404	67,102	NM	3,946	88,805	NM
Net interest loss and other	(11,686)	(13,738)	18%	(27,360)	(27,236)	—%
Segment Distributable Earnings	**$89,142**	**$306,413**	**244%**	**$154,759**	**$412,393**	**166%**

9.5% / 63.2%

2Q'21 / LTM
Private Equity Fund Appreciation[2]

Public Investments[3]

	Shares Held (mm)
ADT Security Services (NYSE: ADT)	
Fund VIII	263.7
Sun Country Airlines (NASDAQ: SNCY)	
Fund VIII	32.6
Rackspace (NASDAQ: RXT)	
Fund VIII	60.0
OneMain (NYSE: OMF)	
Fund VIII	17.7
Verallia (EPA: VRLA)	
Fund VIII	20.0
Pioneer Natural Resources (NYSE: PXD)	
Fund VIII & ANRP II	4.1
Tourmaline Oil (TSE: TOU)	
Fund VIII & ANRP I	9.0

1. Represents capital committed to investments as of June 30, 2021 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. 2. Represents private equity fund appreciation/depreciation as defined in the non-GAAP financial information and definitions section of this presentation. 3. Excludes shares of Athene Holding. The table above includes the public portfolio companies of the funds in the private equity segment with a fair value greater than $250 million, excluding the value associated with any portion of such private equity funds' portfolio company investments held by co-investment vehicles. Approximately 23% of private equity investments' value was determined using broker or listed exchange prices.

APOLLO

14

Real Assets

Commentary

- Total AUM increased 8% quarter-over-quarter to $52 billion driven by inflows into the debt managed accounts, real estate equity funds and infrastructure equity funds and market activity
- Total AUM growth of 31% during the twelve months ended June 30, 2021 due to inflows into the debt managed accounts and the closing of the second infrastructure equity fund, the third U.S. focused real estate equity fund and the second Asia focused real estate equity fund
- Deployment of $3.0 billion during the quarter and $12.8 billion during the twelve months ended June 30, 2021
- Drawdown deployment of $0.3 billion during the quarter and $2.3 billion during the twelve months ended June 30, 2021
- Real assets gross return of 4.0% during the quarter ended June 30, 2021 primarily driven by appreciation in our principal finance and infrastructure equity funds
- FRE and DE increased year-over-year driven by higher management fees in the debt managed accounts, infrastructure and real estate equity funds


($ in billions)
Infrastructure
$5.5
Principal Finance
$6.8
$52bn AUM
$40.0
Real Estate

$37.8bn from Permanent Capital Vehicles

Financial Results Summary

($ in thousands)	2Q'20	2Q'21	% Change vs. 2Q'20	YTD'20	YTD'21	% Change vs. YTD'20
Management fees	$49,509	$65,823	33%	$98,380	$124,193	26%
Advisory and transaction fees, net	3,191	1,431	(55%)	4,313	2,465	(43%)
Total Fee Related Revenues	**52,700**	**67,254**	**28%**	**102,693**	**126,658**	**23%**
Salary, bonus and benefits	(28,991)	(30,003)	3%	(53,524)	(59,246)	11%
Non-compensation expenses	(12,782)	(15,455)	21%	(23,768)	(26,345)	11%
Total Fee Related Expenses	**(41,773)**	**(45,458)**	**9%**	**(77,292)**	**(85,591)**	**11%**
Other income, net of NCI	116	(304)	NM	95	(251)	NM
Fee Related Earnings	**$11,043**	**$21,492**	**95%**	**$25,496**	**$40,816**	**60%**
Realized performance fees	2,929	3,174	8%	41,671	24,636	(41)
Realized profit sharing expense	(2,929)	(1,392)	(52)%	(41,671)	(13,604)	(67)
Realized principal investment income, net	5	451	NM	3,672	3,535	(4)%
Net interest loss and other	(5,507)	(11,453)	108%	(9,853)	(17,676)	79%
Segment Distributable Earnings	**$5,541**	**$12,272**	**121%**	**$19,315**	**$37,707**	**95%**

4.0% / 14.8%

2Q'21 / LTM Combined Gross Return[1]

$3.0bn / $12.8bn

2Q'21 / LTM Deployment

$0.3bn / $2.3bn

2Q'21 / LTM Drawdown Deployment

1. Represents gross return for real estate equity funds and their co-investment capital, the European principal finance funds and infrastructure equity funds.

APOLLO

15

Balance Sheet Highlights

($ in thousands, except share data) As of  June 30, 2021 As of  December 31, 2020 Assets: Cash and cash equivalents   $1,824,712    $1,555,517  Restricted cash and cash equivalents   1,524,902    17,708  U.S. Treasury securities, at fair value   —    816,985  Investments (includes performance allocations of $2,736,493 and $1,624,156 as of June 30, 2021 and December 31, 2020, respectively)   7,910,519    4,995,411  Assets of consolidated variable interest entities   14,633,356    14,499,586  Incentive fees receivable   13,802    5,231  Due from related parties   425,927    462,383  Deferred tax assets, net   235,118    539,244  Other assets   494,455    364,963  Lease assets   361,597    295,098  Goodwill   116,958    116,958  Total Assets   $27,541,346    $23,669,084  Liabilities and Stockholders’ Equity Liabilities: Accounts payable and accrued expenses   $141,688    $119,982  Accrued compensation and benefits   169,554    82,343  Deferred revenue   74,946    30,369  Due to related parties   439,662    608,469  Profit sharing payable   1,521,906    842,677  Debt   3,154,289    3,155,221  Liabilities of consolidated variable interest entities   11,488,475    11,905,531  Other liabilities   511,750    295,612  Lease liabilities   409,930    332,915  Total Liabilities   17,912,200    17,373,119  Redeemable non-controlling interests: Redeemable non-controlling interests   1,416,711    782,702  Stockholders’ Equity: Apollo Global Management, Inc. stockholders’ equity: Series A Preferred Stock, 11,000,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020   264,398    264,398  Series B Preferred Stock, 12,000,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020   289,815    289,815  Class A Common Stock, $0.00001 par value, 90,000,000,000 shares authorized, 231,366,321 and 228,873,449 shares issued and outstanding as of June  30, 2021 and December 31, 2020, respectively   —    —  Class B Common Stock, $0.00001 par value, 999,999,999 shares authorized, 1 share issued and outstanding as of June 30, 2021 and December 31,  2020   —    —  Class C Common Stock, $0.00001 par value, 1 share authorized, 1 share issued and outstanding as of June 30, 2021 and December 31, 2020   —    —  Additional paid in capital   822,612    877,173  Retained earnings    990,798    —  Accumulated other comprehensive loss   (2,542)    (2,071)  Total Apollo Global Management, Inc. Stockholders’ Equity   2,365,081    1,429,315  Non-Controlling Interests in consolidated entities   2,838,121    2,275,728  Non-Controlling Interests in Apollo Operating Group   3,009,233    1,808,220  Total Stockholders’ Equity   8,212,435    5,513,263  Total Liabilities, Redeemable non-controlling interests and Stockholders’ Equity   $27,541,346    $23,669,084  GAAP Consolidated Statements of Financial Condition (Unaudited) 17

Segment Balance Sheet Highlights

Total net value increased to $5.3 billion primarily due to gains on our GP & Other Investments

During the quarter, the Company repurchased 1.8 million shares of Class A Common Stock in open market transactions and net share settled[6] 0.3 million shares of Class A Common Stock to satisfy associated employee tax obligations for a total of $121.3 million as part of the publicly announced share repurchase program[7]

Summary Balance Sheet[1]

($ in millions)	1Q'21	2Q'21
Cash and cash equivalents	$1,717	$1,823
GP & Other Investments[3,4]	4,297	5,340
Debt	(3,153)	(3,154)
Net performance fees receivable[2]	1,346	1,335
Net clawback payable[9]	(73)	(33)
Total Net Value	**$4,134**	**$5,311**
Unfunded Future Commitments	$1,023	$976
Undrawn Revolving Credit Facility	$750	$750

Share Repurchase Activity - 1Q'16 through 2Q'21[5]

($ and share amounts in millions)	Inception to Date
Open Market Share Repurchases	10.8
Reduction of Shares Issued to Participants[6]	10.4
Total Shares Purchased	21.2
Total Capital Used for Share Purchases	**$707**
Share Repurchase Plan Authorization Remaining[7]	$213
Average Price Paid Per Share[8]	$33.34

Supplemental Details

A-/A

Rated by S&P and Fitch

$750 million

Undrawn Revolving Credit Facility (Expiring in 2025)

$1.8 billion

Cash and cash equivalents and U.S. Treasury securities

1. Amounts presented are for Apollo Global Management, Inc. and consolidated subsidiaries and excludes consolidated VIEs and SPACs. 2. Net performance fees receivable excludes profit sharing expected to be settled in the form of equity-based awards. 3. Represents Apollo's general partner investments in the funds it manages and other balance sheet investments. 4. Investment in Athene primarily comprises Apollo's direct investment of 54.6 million shares (subject to a discount due to a lack of marketability) of Athene Holding valued at $58.79 per share as of June 30, 2021. 5. Since 1Q'16, the Company in its discretion has elected to repurchase 2.1 million shares of Class A Common Stock for $73.9 million, to prevent dilution that would have resulted from the issuance of shares granted in connection with certain profit sharing arrangements. These repurchases are separate from the March 2020 repurchase plan described in footnote 7 below and accordingly are not reflected in the above share repurchase activity table. 6. Represents a reduction in shares of Class A Common Stock to be issued to participants to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company's equity incentive plan (the "Plan"), which the Company refers to as "net share settlement." 7. On March 12, 2020, the Company announced a share repurchase authorization that allows the Company to repurchase up to $500 million of its Class A Common Stock. This authorization increased the capacity to repurchase shares from $80 million of unused capacity under the previously approved share repurchase plan. The share repurchase plan may be used to repurchase outstanding shares of Class A Common Stock as well as to reduce shares of Class A Common Stock to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Plan. 8. Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. 9. Net clawback payable includes general partner obligations to return previously distributed performance fees offset by clawbacks from Contributing Partners and certain employees and former employees for the potential return of profit sharing distributions.

APOLLO

18

Supplemental Details

Segment Performance Fees

($ in thousands)	As of June 30, 2021	2Q'21			YTD'21		
	Performance Fees Receivable on an Unconsolidated Basis	Unrealized Performance Fees	Realized Performance Fees	Total Performance Fees	Unrealized Performance Fees	Realized Performance Fees	Total Performance Fees
Credit							
Corporate Credit	$147,765	$20,274	$15,019	$35,293	$80,218	$25,535	$105,753
Structured Credit	204,379	(38,303)	98,792	60,489	20,658	106,677	127,335
Direct Origination	91,768	3,186	(1,947)	1,239	38,941	2,794	41,735
Advisory and Other	43,932	7,078	—	7,078	18,590	—	18,590
Total Credit	**$487,844**	**($7,765)**	**$111,864**	**$104,099**	**$158,407**	**$135,006**	**$293,413**
Total Credit, net of profit sharing payable/expense	**68,550**	**10,152**	**39,895**	**50,047**	**74,119**	**55,081**	**129,200**
Private Equity							
Fund IX	$685,592	$142,461	$—	$142,461	$531,794	$—	$531,794
Fund VIII[5]	1,040,298	(209,343)	470,849	261,506	239,832	525,342	765,174
Fund VII[1,2]	78,896	99,179	9	99,188	183,957	16	183,973
Fund VI	17,271	(260)	12	(248)	(556)	21	(535)
Fund IV and V[1]	—	(102)	—	(102)	(322)	—	(322)
ANRP I, II and III[1]	120,483	79,163	3	79,166	140,470	5	140,475
Hybrid Value Fund	60,231	(22,995)	33,296	10,301	7,735	47,775	55,510
Other[1,3]	118,478	19,672	6,238	25,910	118,936	8,169	127,105
Total Private Equity	**$2,121,249**	**$107,775**	**$510,407**	**$618,182**	**$1,221,846**	**$581,328**	**$1,803,174**
Total Private Equity, net of profit sharing payable/expense	**1,186,184**	**80,788**	**262,895**	**343,683**	**713,426**	**296,226**	**1,009,652**
Real Assets							
Principal Finance[1]	$91,859	$24,477	$951	$25,428	$14,065	$22,413	$36,478
Real Estate Equity Funds[1]	23,329	2,443	—	2,443	2,205	—	2,205
AIOF I and II	22,619	3,235	443	3,678	9,820	443	10,263
Other[1,3]	19,701	737	1,781	2,518	14,333	1,780	16,113
Total Real Assets	**$157,508**	**$30,892**	**$3,175**	**$34,067**	**$40,423**	**$24,636**	**$65,059**
Total Real Assets, net of profit sharing payable/expense	**80,191**	**16,377**	**1,784**	**18,161**	**21,279**	**11,033**	**32,312**
Total	**$2,766,601**	**$130,902**	**$625,446**	**$756,348**	**$1,420,676**	**$740,970**	**$2,161,646**
Total, net of profit sharing payable[4]/expense	**$1,334,925**	**$107,317**	**$304,574**	**$411,891**	**$808,824**	**$362,340**	**$1,171,164**

1. As of June 30, 2021, certain private equity funds and certain real asset funds had $65.3 million and $35.4 million, respectively, in general partner obligations to return previously distributed performance fees. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain private equity funds and certain real asset funds was $1.2 billion and $240.0 million, respectively, as of June 30, 2021.
2. As of June 30, 2021, the remaining investments and escrow cash of Fund VII were valued at 91% of the fund's unreturned capital, which was below the required escrow ratio of 115%. As a result, Fund VII is required to place in escrow current and future performance fee distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of June 30, 2021, Fund VII had $128.5 million of gross performance fees, or $73.2 million net of profit sharing, in escrow. With respect to Fund VII, realized performance fees currently distributed to the general partner are limited to potential tax distributions and interest on escrow balances per the funds' partnership agreements. Performance fees receivable as of June 30, 2021 and realized performance fees for 2Q'21 include interest earned on escrow balances that is not subject to contingent repayment.
3. Other includes certain SIAs.
4. There was a corresponding profit sharing payable of $1.4 billion as of June 30, 2021, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $129.0 million.
5. Fund VIII includes $148.6 million of realized performance fees received in the form of shares.

APOLLO

20

Segment Results

Credit ($ in thousands)	2Q'20	3Q'20	4Q'20	1Q'21	2Q'21	YTD'20	YTD'21
Management fees	$224,721	$246,159	$255,743	$268,031	$273,307	$432,950	$541,338
Advisory and transaction fees, net	13,756	51,376	37,135	33,130	54,757	29,023	87,887
Performance fees[1]	3,440	2,204	1,788	8,771	8,075	5,844	16,846
Total Fee Related Revenues	**241,917**	**299,739**	**294,666**	**309,932**	**336,139**	**467,817**	**646,071**
Salary, bonus and benefits	(52,806)	(61,975)	(74,707)	(69,379)	(75,299)	(109,814)	(144,678)
General, administrative and other	(37,251)	(40,367)	(43,121)	(36,629)	(43,590)	(72,624)	(80,219)
Placement fees	(358)	(425)	(430)	(477)	(589)	(664)	(1,066)
Total Fee Related Expenses	**(90,415)**	**(102,767)**	**(118,258)**	**(106,485)**	**(119,478)**	**(183,102)**	**(225,963)**
Other income (loss), net of Non-Controlling Interest	(724)	(780)	(112)	(559)	(990)	(1,387)	(1,549)
Credit Fee Related Earnings	**$150,778**	**$196,192**	**$176,296**	**$202,888**	**$215,671**	**$283,328**	**$418,559**
Realized performance fees	4,359	7,614	150,607	14,371	103,789	30,220	118,160
Realized profit sharing expense	(4,359)	(7,614)	(91,312)	(7,954)	(71,970)	(29,916)	(79,924)
Net Realized Performance Fees	**—**	**—**	**59,295**	**6,417**	**31,819**	**304**	**38,236**
Realized principal investment income, net	1,810	928	4,263	1,847	2,588	3,184	4,435
Net interest loss and other	(11,857)	(14,010)	(13,219)	(13,785)	(11,869)	(28,971)	(25,654)
Credit Segment Distributable Earnings	**$140,731**	**$183,110**	**$226,635**	**$197,367**	**$238,209**	**$257,845**	**$435,576**

Private Equity ($ in thousands)	2Q'20	3Q'20	4Q'20	1Q'21	2Q'21	YTD'20	YTD'21
Management fees	$127,592	$128,446	$125,200	$122,268	$123,106	$252,860	$245,374
Advisory and transaction fees, net	44,802	20,108	39,444	21,331	27,047	65,145	48,378
Total Fee Related Revenues	**172,394**	**148,554**	**164,644**	**143,599**	**150,153**	**318,005**	**293,752**
Salary, bonus and benefits	(53,202)	(53,451)	(55,078)	(58,749)	(58,856)	(95,682)	(117,605)
General, administrative and other	(21,770)	(25,099)	(27,522)	(21,129)	(27,546)	(43,764)	(48,675)
Placement fees	—	(188)	—	—	—	(107)	—
Total Fee Related Expenses	**(74,972)**	**(78,738)**	**(82,600)**	**(79,878)**	**(86,402)**	**(139,553)**	**(166,280)**
Other income (loss), net	2	23	(123)	723	696	25	1,419
Private Equity Fee Related Earnings	**$97,424**	**$69,839**	**$81,921**	**$64,444**	**$64,447**	**$178,477**	**$128,891**
Realized performance fees	3,549	2,025	22,970	70,921	361,793	4,692	432,714
Realized profit sharing expense	(3,549)	(2,025)	(12,644)	(37,590)	(173,191)	(4,996)	(210,781)
Net Realized Performance Fees	**—**	**—**	**10,326**	**33,331**	**188,602**	**(304)**	**221,933**
Realized principal investment income, net	3,404	1,598	3,197	21,703	67,102	3,946	88,805
Net interest loss and other	(11,686)	(14,580)	(13,256)	(13,498)	(13,738)	(27,360)	(27,236)
Private Equity Segment Distributable Earnings	**$89,142**	**$56,857**	**$82,188**	**$105,980**	**$306,413**	**$154,759**	**$412,393**

Real Assets ($ in thousands)	2Q'20	3Q'20	4Q'20	1Q'21	2Q'21	YTD'20	YTD'21
Management fees	$49,509	$51,847	$56,379	$58,370	$65,823	$98,380	$124,193
Advisory and transaction fees, net	3,191	878	4,098	1,034	1,431	4,313	2,465
Total Fee Related Revenues	**52,700**	**52,725**	**60,477**	**59,404**	**67,254**	**102,693**	**126,658**
Salary, bonus and benefits	(28,991)	(29,513)	(27,243)	(29,243)	(30,003)	(53,524)	(59,246)
General, administrative and other	(12,782)	(11,869)	(15,749)	(10,890)	(15,455)	(23,768)	(26,345)
Placement fees	—	—	—	—	—	—	—
Total Fee Related Expenses	**(41,773)**	**(41,382)**	**(42,992)**	**(40,133)**	**(45,458)**	**(77,292)**	**(85,591)**
Other income (loss), net of Non-Controlling Interest	116	59	91	53	(304)	95	(251)
Real Assets Fee Related Earnings	**$11,043**	**$11,402**	**$17,576**	**$19,324**	**$21,492**	**$25,496**	**$40,816**
Realized performance fees	2,929	7,806	13,318	21,462	3,174	41,671	24,636
Realized profit sharing expense	(2,929)	(7,806)	7,677	(12,212)	(1,392)	(41,671)	(13,604)
Net Realized Performance Fees	**—**	**—**	**20,995**	**9,250**	**1,782**	**—**	**11,032**
Realized principal investment income, net	5	356	1,707	3,084	451	3,672	3,535
Net interest loss and other	(5,507)	(6,216)	(7,049)	(6,223)	(11,453)	(9,853)	(17,676)
Real Assets Segment Distributable Earnings	**$5,541**	**$5,542**	**$33,229**	**$25,435**	**$12,272**	**$19,315**	**$37,707**

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap.

APOLLO

21

Stockholder Dividend

Generated $1.14 of Distributable Earnings per Share during the quarter

Apollo declared a quarterly dividend of $0.50 per share of Class A Common Stock to holders of record as of August 19, 2021, which is payable on August 31, 2021

($ in thousands, except per share data)	2Q'20	1Q'21	2Q'21	YTD'20	YTD'21
Segment Distributable Earnings	**$235,414**	**$328,782**	**$556,894**	**$431,919**	**$885,676**
Taxes and Related Payables	(21,040)	(25,786)	(46,175)	(43,233)	(71,961)
Preferred Dividends	(9,165)	(9,164)	(9,164)	(18,329)	(18,328)
Distributable Earnings	**$205,209**	**$293,832**	**$501,555**	**$370,357**	**$795,387**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	17,776	20,319	40,255	37,020	60,574
DE Before Certain Payables[1]	222,985	314,151	541,810	407,377	855,961
Percent to Common & Equivalents	54 %	54 %	54 %	54 %	54 %
DE Before Other Payables Attributable to Common & Equivalents	120,412	169,642	292,577	219,984	462,219
Less: Taxes & Related Payables Attributable to Common & Equivalents	(17,776)	(20,319)	(40,255)	(37,020)	(60,574)
DE Attributable to Common & Equivalents[2]	**$102,636**	**$149,323**	**$252,322**	**$182,964**	**$401,645**
Per Share[3]	**$0.46**	**$0.66**	**$1.14**	**$0.83**	**$1.80**
(Retained) Contributed Capital per Share[3]	0.03	(0.16)	(0.64)	0.08	(0.80)
Net Dividend per Share[3]	**$0.49**	**$0.50**	**$0.50**	**$0.91**	**$1.00**
Payout Ratio	107 %	76 %	44 %	110 %	56 %

1. DE Before Certain Payables represents Segment Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.
2. "Common & Equivalents" consists of total shares of Class A Common Stock outstanding and RSUs that participate in dividends.
3. Per share calculations are based on end of period Distributable Earnings Shares Outstanding. See page 27 for the share reconciliation.

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Investment Records as of June 30, 2021

($ in millions)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital	Realized Value	Remaining Cost	Unrealized Value	Total Value	Gross IRR	Net IRR
Private Equity:										
Fund IX	2018	$28,053	$24,729	$9,362	$2,409	$8,271	$11,890	$14,299	49 %	28 %
Fund VIII	2013	17,937	18,377	16,063	16,325	7,739	13,932	30,257	19	14
Fund VII	2008	3,390	14,677	16,461	32,653	1,419	1,352	34,005	33	25
Fund VI	2006	644	10,136	12,457	21,134	405	2	21,136	12	9
Fund V	2001	260	3,742	5,192	12,721	120	2	12,723	61	44
Funds I, II, III, IV & MIA[2]	Various	11	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[3]		**$50,295**	**$78,981**	**$68,288**	**$102,642**	**$17,954**	**$27,178**	**$129,820**	**39 %**	**25 %**
ANRP III	2020	1,469	1,400	258	37	258	357	394	NM[1]	NM[1]
ANRP II	2016	2,387	3,454	2,719	2,361	1,534	1,646	4,007	20	12
ANRP I	2012	366	1,323	1,149	1,074	586	131	1,205	2	(2)
AION	2013	547	826	700	371	400	423	794	5	(1)
Hybrid Value Fund	2019	3,596	3,238	2,929	1,169	2,179	2,589	3,758	29	23
Total Private Equity		**$58,660**	**$89,222**	**$76,043**	**$107,654**	**$22,911**	**$32,324**	**$139,978**		
Credit:										
FCI III	2017	$2,411	$1,906	$2,797	$1,741	$1,893	$1,916	$3,657	19 %	15 %
FCI II	2013	2,211	1,555	3,145	2,291	1,728	1,540	3,831	7	5
FCI I	2012	—	559	1,516	1,975	—	—	1,975	12	8
SCRF IV[6]	2017	2,544	2,502	5,145	4,049	1,418	1,608	5,657	8	7
SCRF III	2015	—	1,238	2,110	2,428	—	—	2,428	18	14
SCRF II	2012	—	104	467	528	—	—	528	15	12
SCRF I	2008	—	118	240	357	—	—	357	33	26
Accord IV	2020	2,379	2,337	784	395	432	411	806	NM[1]	NM[1]
Accord IIIB[11]	2020	1,110	1,758	691	737	—	—	737	24	19
Accord III[11]	2019	461	886	2,358	2,454	—	—	2,454	23	18
Accord II[11]	2018	—	781	801	821	—	—	821	16	12
Accord I[11]	2017	—	308	111	113	—	—	113	10	5
Total Credit		**$11,116**	**$14,052**	**$20,165**	**$17,889**	**$5,471**	**$5,475**	**$23,364**		
Real Assets:										
European Principal Finance Funds										
EPF III[4]	2017	$5,096	$4,594	$3,803	$2,009	$2,223	$3,089	$5,098	20 %	10 %
EPF II[4]	2012	1,015	3,497	3,635	4,632	579	339	4,971	13	8
EPF I[4]	2007	247	1,536	2,018	3,395	—	2	3,397	23	17
U.S. RE Fund III[5]	2021	832	835	231	3	229	242	245	NM[1]	NM[1]
U.S. RE Fund II[5]	2016	1,179	1,262	990	569	722	825	1,394	14	11
U.S. RE Fund I[5]	2012	184	657	641	829	134	100	929	12	9
Asia RE Fund II[5,12]	N/A	939	936	335	20	315	324	344	NM[1]	NM[1]
Asia RE Fund I[5]	2017	724	719	449	213	292	434	647	17	13
AIOF II[12]	N/A	1,343	1,322	216	—	216	257	257	NM[1]	NM[1]
AIOF I	2018	948	897	802	860	298	342	1,202	26	20
Total Real Assets		**$12,507**	**$16,255**	**$13,120**	**$12,530**	**$5,008**	**$5,954**	**$18,484**		

Note: The funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds.

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Investment Records as of June 30, 2021 - Continued

Permanent Capital Vehicles

($ in millions)	IPO Year[8]	Total AUM	2Q'21	YTD'21	Total Returns[7] 2Q'20	YTD'20	FY'20
Credit:							
MidCap[9]	N/A	$8,883	2%	12 %	4 %	— %	6 %
AIF	2013	367	7	11	12	(14)	4
AFT	2011	394	8	13	9	(15)	3
AINV/Other[10]	2004	4,559	2	35	49	(39)	(27)
Real Assets:							
ARI	2009	7,954	17%	50%	37%	(41)%	(29%)
Total		**$22,157**					

Note: The above table summarizes the investment record for our Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation.

1. Data has not been presented as the fund's effective date is less than 24 months prior to the period indicated and such information was deemed not meaningful.
2. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo's Co-Founders and other investment professionals.
3. Total IRR is calculated based on total cash flows for all funds presented.
4. Includes funds denominated in Euros with historical figures translated into U.S. dollars at an exchange rate of €1.00 to $1.19 as of June 30, 2021.
5. U.S. RE Fund I, U.S. RE Fund II, U.S. RE Fund III, Asia RE Fund I, and Asia RE Fund II had $161 million, $791 million, $160 million, $376 million and $515 million of co-investment commitments as of June 30, 2021, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.38 as of June 30, 2021.
6. Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments.
7. Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission.
8. An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange.
9. MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. The returns presented are a gross return based on NAV. The net returns based on NAV were 1%, 9%, 1%, (2)% and 1% for 2Q'21, YTD'21, 2Q'20, YTD'20 and FY'20, respectively. Gross and net return are defined in the non-GAAP financial information and definitions section of this presentation.
10. All amounts are as of March 31, 2021 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Included within Total AUM of AINV/Other is $1.7 billion of AUM related to a non-traded business development company from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. Total returns exclude performance related to this AUM.
11. Gross and Net IRR have been presented for these funds as they have a defined maturity date of less than 24 months and have been liquidated.
12. Vintage Year is not yet applicable as these funds have not had their final closings.

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Reconciliations and Disclosures

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in thousands)	2Q'20	3Q'20	4Q'20	1Q'21	2Q'21	YTD'20	YTD'21
GAAP Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	$437,164	$263,236	$424,940	$669,726	$648,563	($568,218)	$1,318,289
Preferred dividends	9,165	9,163	9,164	9,164	9,164	18,329	18,328
Net income (loss) attributable to Non-Controlling Interests in consolidated entities	41,068	100,021	141,698	70,578	116,276	(123,341)	186,854
Net income (loss) attributable to Non-Controlling Interests in the Apollo Operating Group	511,688	303,679	499,659	769,035	731,457	(611,528)	1,500,492
GAAP Net Income (Loss)	$999,085	$676,099	$1,075,461	$1,518,503	$1,505,460	($1,284,758)	$3,023,963
Income tax provision (benefit)	140,323	89,357	153,139	203,246	194,051	(155,530)	397,297
GAAP Income (Loss) Before Income Tax Provision (Benefit)	$1,139,408	$765,456	$1,228,600	$1,721,749	$1,699,511	($1,440,288)	$3,421,260
Transaction related charges[1]	32,110	10,835	17,640	20,094	31,572	10,711	51,666
Charges associated with corporate conversion	—	2,829	—	—	—	1,064	—
(Gains) losses from changes in tax receivable agreement liability	—	—	(12,426)	(1,941)	—	—	(1,941)
Net (income) loss attributable to Non-Controlling Interests in consolidated entities	(41,068)	(100,021)	(141,698)	(70,578)	(116,276)	123,341	(186,854)
Unrealized performance fees	(907,656)	(440,310)	(487,011)	(1,290,499)	(279,750)	892,525	(1,570,249)
Unrealized profit sharing expense	340,687	168,368	205,478	588,992	98,141	(340,496)	687,133
Equity-based profit sharing expense and other[2]	38,463	27,681	28,452	34,872	26,992	72,951	61,864
Equity-based compensation	17,747	17,962	18,073	16,158	19,491	31,817	35,649
Unrealized principal investment (income) loss	(107,110)	(49,406)	(107,539)	(363,773)	(8,620)	94,460	(372,393)
Unrealized net (gains) losses from investment activities and other	(277,167)	(157,885)	(407,517)	(326,292)	(914,167)	985,834	(1,240,459)
Segment Distributable Earnings	$235,414	$245,509	$342,052	$328,782	$556,894	$431,919	$885,676
Taxes and related payables	(21,040)	(31,257)	(15,499)	(25,786)	(46,175)	(43,233)	(71,961)
Preferred dividends	(9,165)	(9,163)	(9,164)	(9,164)	(9,164)	(18,329)	(18,328)
Distributable Earnings	$205,209	$205,089	$317,389	$293,832	$501,555	$370,357	$795,387
Preferred dividends	9,165	9,163	9,164	9,164	9,164	18,329	18,328
Taxes and related payables	21,040	31,257	15,499	25,786	46,175	43,233	71,961
Realized performance fees	(10,837)	(17,445)	(186,895)	(106,754)	(468,756)	(76,583)	(575,510)
Realized profit sharing expense	10,837	17,445	96,279	57,756	246,553	76,583	304,309
Realized principal investment income, net	(5,219)	(2,882)	(9,167)	(26,634)	(70,141)	(10,802)	(96,775)
Net interest loss and other	29,050	34,806	33,524	33,506	37,060	66,184	70,566
Fee Related Earnings	$259,245	$277,433	$275,793	$286,656	$301,610	$487,301	$588,266

1. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions, and restructuring charges.
2. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are allocated by issuance of equity-based awards, rather than cash, to employees of Apollo. Equity-based profit sharing expense and other also includes non-cash expenses related to equity awards in unconsolidated related parties granted to employees of Apollo.

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Reconciliation of GAAP to Non-GAAP Financial Measures - Continued

Share Reconciliation	2Q'20	3Q'20	4Q'20	1Q'21	2Q'21
Total GAAP Class A Common Stock Outstanding	229,189,715	228,747,302	228,873,449	232,222,572	231,366,321
Non-GAAP Adjustments:					
Participating Apollo Operating Group Units	204,028,327	204,028,327	204,028,327	202,098,812	201,208,132
Vested RSUs	195,499	158,007	1,833,332	153,379	359,592
Unvested RSUs Eligible for Dividend Equivalents	8,128,861	8,086,467	6,275,957	8,300,659	7,858,538
Distributable Earnings Shares Outstanding	**441,542,402**	**441,020,103**	**441,011,065**	**442,775,422**	**440,792,583**

Reconciliation of GAAP Net Income Per Share of Class A Common Stock to Non-GAAP Financial Per Share Measures

($ in thousands, except share data)	2Q'20	3Q'20	4Q'20	1Q'21	2Q'21	YTD'20	YTD'21
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$437,164**	**$263,236**	**$424,940**	**$669,726**	**$648,563**	**($568,218)**	**$1,318,289**
Dividends declared on Class A Common Stock	(96,181)	(112,075)	(116,718)	(139,180)	(115,494)	(301,783)	(254,674)
Dividend on participating securities	(3,608)	(4,008)	(4,093)	(5,102)	(4,042)	(10,855)	(9,144)
Earnings allocable to participating securities	(13,947)	(5,853)	(11,595)	(19,193)	(19,774)	—	(38,970)
Undistributed income (loss) attributable to Class A Common Stockholders: Basic	$323,428	$141,300	$292,534	$506,251	$509,253	($880,856)	$1,015,501
GAAP weighted average number of Class A Common Stock outstanding: Basic	227,653,988	227,771,678	227,931,929	230,003,502	231,058,813	227,205,866	230,534,073
GAAP Net Income (Loss) per share of Class A Common Stock under the Two-Class Method: Basic	**$1.84**	**$1.11**	**$1.80**	**$2.81**	**$2.70**	**($2.55)**	**$5.51**
Distributed Income	$0.42	$0.49	$0.51	$0.60	$0.50	$1.31	$1.10
Undistributed Income (Loss)	$1.42	$0.62	$1.29	$2.21	$2.20	($3.86)	$4.41
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$437,164**	**$263,236**	**$424,940**	**$669,726**	**$648,563**	**($568,218)**	**$1,318,289**
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders to Income (Loss) Before Income Tax (Provision) Benefit Differences[1]	702,244	502,220	803,660	1,052,023	1,050,948	(872,070)	2,102,971
Income (Loss) Before Income Tax (Provision) Benefit	**$1,139,408**	**$765,456**	**$1,228,600**	**$1,721,749**	**$1,699,511**	**($1,440,288)**	**$3,421,260**
Income (Loss) Before Income Tax (Provision) Benefit to Segment Distributable Earnings Differences[1]	(903,994)	(519,947)	(886,548)	(1,392,967)	(1,142,617)	1,872,207	(2,535,584)
Segment Distributable Earnings	**$235,414**	**$245,509**	**$342,052**	**$328,782**	**$556,894**	**$431,919**	**$885,676**
Taxes and related payables	(21,040)	(31,257)	(15,499)	(25,786)	(46,175)	(43,233)	(71,961)
Preferred dividends	(9,165)	(9,163)	(9,164)	(9,164)	(9,164)	(18,329)	(18,328)
Distributable Earnings	**$205,209**	**$205,089**	**$317,389**	**$293,832**	**$501,555**	**$370,357**	**$795,387**
Distributable Earnings Shares Outstanding	441,542,402	441,020,103	441,011,065	442,775,422	440,792,583	441,542,402	440,792,583
Distributable Earnings per Share	$0.46	$0.47	$0.72	$0.66	$1.14	$0.83	$1.80
Distributable Earnings to Fee Related Earnings Differences[1]	54,036	72,344	(41,596)	(7,176)	(199,945)	116,944	(207,121)
Fee Related Earnings	**$259,245**	**$277,433**	**$275,793**	**$286,656**	**$301,610**	**$487,301**	**$588,266**
Distributable Earnings Shares Outstanding	441,542,402	441,020,103	441,011,065	442,775,422	440,792,583	441,542,402	440,792,583
Fee Related Earnings per Share	$0.59	$0.63	$0.63	$0.65	$0.68	$1.11	$1.33

1. See page 26 for reconciliation of Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders, Income (Loss) Before Income Tax (Provision) Benefit, Distributable Earnings and Fee Related Earnings.

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Reconciliation of GAAP to Non-GAAP Financial Measures

($ in thousands)	2Q'20	3Q'20	4Q'20	1Q'21	2Q'21	YTD'20	YTD'21
Total Consolidated Revenues (GAAP)	**$1,508,335**	**$1,018,274**	**$1,296,496**	**$2,294,700**	**$1,382,325**	**$39,249**	**$3,677,025**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(24,847)	(27,479)	(30,073)	(33,555)	(34,119)	(60,688)	(67,674)
Adjustments related to consolidated funds and VIEs	16,165	22,084	41,498	42,424	32,609	14,714	75,033
Performance fees[1]	(918,493)	(457,754)	(673,907)	(1,397,252)	(748,508)	815,942	(2,145,760)
Principal investment (income) loss	(114,149)	(54,107)	(114,227)	(393,382)	(78,761)	79,298	(472,143)
Total Fee Related Revenues	**$467,011**	**$501,018**	**$519,787**	**$512,935**	**$553,546**	**$888,515**	**$1,066,481**
Realized performance fees	10,837	17,445	186,895	106,754	468,756	76,583	575,510
Realized principal investment income, net and other	4,376	1,198	9,167	26,634	70,141	9,117	96,775
Total Segment Revenues	**$482,224**	**$519,661**	**$715,849**	**$646,323**	**$1,092,443**	**$974,215**	**$1,738,766**
Total Consolidated Expenses (GAAP)	**$702,777**	**$531,055**	**$672,566**	**$1,021,744**	**$746,787**	**$374,343**	**$1,768,531**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(21,662)	(26,339)	(30,457)	(39,602)	(37,886)	(53,873)	(77,488)
Reclassification of interest expense	(32,291)	(34,889)	(34,817)	(34,799)	(34,814)	(63,533)	(69,613)
Transaction-related charges	(32,110)	(10,835)	(17,640)	(20,094)	(31,572)	(10,711)	(51,666)
Charges associated with corporate conversion	—	(2,829)	—	—	—	(1,064)	—
Equity-based compensation	(17,747)	(17,962)	(18,073)	(16,158)	(19,491)	(31,817)	(35,649)
Total profit sharing expense[2]	(389,987)	(213,494)	(330,209)	(681,620)	(371,686)	190,962	(1,053,306)
Dividend compensation program expense	(1,820)	(1,820)	2,480	(2,975)	—	(4,360)	(2,975)
Total Fee Related Expenses	**$207,160**	**$222,887**	**$243,850**	**$226,496**	**$251,338**	**$399,947**	**$477,834**
Realized profit sharing expense	10,837	17,445	96,279	57,756	246,553	76,583	304,309
Total Segment Expenses	**$217,997**	**$240,332**	**$340,129**	**$284,252**	**$497,891**	**$476,530**	**$782,143**
Total Consolidated Other Income (Loss) (GAAP)	**$333,850**	**$278,237**	**$604,670**	**$448,793**	**$1,063,973**	**($1,105,194)**	**$1,512,766**
Adjustments related to consolidated funds and VIEs	(56,197)	(121,425)	(182,711)	(107,402)	(147,661)	110,268	(255,063)
(Gain) loss change in tax receivable agreement liability	—	—	(12,426)	(1,941)	—	—	(1,941)
Net (gains) losses from investment activities	(270,112)	(144,839)	(396,320)	(355,149)	(913,751)	994,132	(1,268,900)
Interest income and other, net of Non-Controlling Interest	(8,147)	(12,671)	(13,357)	15,916	(3,159)	(473)	12,757
Other Income (Loss), net of Non-Controlling Interest	**(606)**	**(698)**	**(144)**	**217**	**(598)**	**(1,267)**	**(381)**
Net interest loss and other	(28,207)	(33,122)	(33,524)	(33,506)	(37,060)	(64,499)	(70,566)
Total Segment Other Loss	**($28,813)**	**($33,820)**	**($33,668)**	**($33,289)**	**($37,658)**	**($65,766)**	**($70,947)**

1. Excludes certain performance fees related to business development companies, Redding Ridge Holdings and MidCap.
2. Includes unrealized profit sharing expense, realized profit sharing expense, and equity-based profit sharing expense and other.

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Total Segment Revenues, Expenses and Other Income (Loss)

The following table sets forth Apollo's total segment revenues for the combined segments

($ in thousands)	2Q'20	3Q'20	4Q'20	1Q'21	2Q'21	YTD'20	YTD'21
Management fees	$401,822	$426,452	$437,322	$448,669	$462,236	$784,190	$910,905
Advisory and transaction fees, net	61,749	72,362	80,677	55,495	83,235	98,481	138,730
Performance fees[1]	3,440	2,204	1,788	8,771	8,075	5,844	16,846
Total Fee Related Revenues	**467,011**	**501,018**	**519,787**	**512,935**	**553,546**	**888,515**	**1,066,481**
Realized performance fees	10,837	17,445	186,895	106,754	468,756	76,583	575,510
Realized principal investment income. net and other	4,376	1,198	9,167	26,634	70,141	9,117	96,775
Total Segment Revenues	**$482,224**	**$519,661**	**$715,849**	**$646,323**	**$1,092,443**	**$974,215**	**$1,738,766**

The following table sets forth Apollo's total segment expenses for the combined segments

($ in thousands)	2Q'20	3Q'20	4Q'20	1Q'21	2Q'21	YTD'20	YTD'21
Salary, bonus and benefits	$134,999	$144,939	$157,028	$157,371	$164,158	$259,020	$321,529
General, administrative and other	71,803	77,335	86,392	68,648	86,591	140,156	155,239
Placement fees	358	613	430	477	589	771	1,066
Total Fee Related Expenses	**207,160**	**222,887**	**243,850**	**226,496**	**251,338**	**399,947**	**477,834**
Realized profit sharing expense	10,837	17,445	96,279	57,756	246,553	76,583	304,309
Total Segment Expenses	**$217,997**	**$240,332**	**$340,129**	**$284,252**	**$497,891**	**$476,530**	**$782,143**

The following table sets forth Apollo's total segment other income (loss) for the combined segments

($ in thousands)	2Q'20	3Q'20	4Q'20	1Q'21	2Q'21	YTD'20	YTD'21
Other income, net	$81	$126	$482	$870	$58	$214	$928
Non-Controlling Interest	(687)	(824)	(626)	(653)	(656)	(1,481)	(1,309)
Other Income (Loss), net of Non-Controlling Interest	**(606)**	**(698)**	**(144)**	**217**	**(598)**	**(1,267)**	**(381)**
Net interest loss and other	(28,207)	(33,122)	(33,524)	(33,506)	(37,060)	(64,499)	(70,566)
Total Segment Other Loss	**($28,813)**	**($33,820)**	**($33,668)**	**($33,289)**	**($37,658)**	**($65,766)**	**($70,947)**

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap.

APOLLO

29

Non-GAAP Financial Information & Definitions Apollo  discloses  the  following  financial  measures  that  are  calculated  and  presented  on  the  basis  of  methodologies  other  than  in  accordance  with  generally  accepted  accounting principles in the United States of America (“Non-GAAP”): • “Segment Distributable Earnings”, or “Segment DE”,  is  the key performance measure used by management  in evaluating the performance of Apollo’s credit, private  equity and real assets segments. Management uses Segment DE to make key operating decisions such as the following: ▪ Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; ▪ Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; ▪ Decisions  related  to  expenses,  such  as  determining  annual  discretionary  bonuses  and  equity-based  compensation  awards  to  its  employees.  With  respect  to  compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of  Apollo’s stockholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain  amount of compensation is based on Apollo’s performance and growth for the year; and ▪ Decisions related to the amount of earnings available for dividends to Class A Common Stockholders, holders of RSUs that participate  in dividends and holders of  AOG Units. Segment DE  is  the  sum of  (i)  total management  fees  and  advisory  and  transaction  fees,  (ii)  other  income  (loss),  (iii)  realized performance  fees,  excluding  realizations  received in the form of shares and (iv) realized investment income, net which includes dividends from our permanent capital vehicles, net of amounts to be distributed to  certain employees as part of a dividend compensation program, less (x) compensation expense, excluding the expense related to equity-based awards, (y) realized profit  sharing expense, and (z) non-compensation expenses. Segment DE represents the amount of Apollo’s net realized earnings, excluding the effects of the consolidation of  any of  the  related  funds  and  SPACs,  Taxes  and Related Payables,  transaction-related  charges  and  any  acquisitions.  Transaction-related  charges  includes  equity-based  compensation charges, the amortization of intangible assets, contingent consideration, and certain other charges associated with acquisitions, and restructuring charges.  In  addition,  Segment DE  excludes non-cash  revenue  and expense  related  to  equity  awards granted by unconsolidated  related parties  to  employees of  the Company,  compensation and administrative related expense reimbursements, as well as  the assets,  liabilities and operating results of  the  funds and VIEs  that are  included  in  the  consolidated financial statements. • “Distributable Earnings” or  “DE”  represents Segment DE  less estimated current  corporate,  local  and non-U.S.  taxes as well  as  the  current payable under Apollo’s  tax  receivable agreement. DE  is net of preferred dividends,  if  any,  to  the Series A and Series B Preferred Stockholders. DE excludes  the  impacts of  the  remeasurement of  deferred tax assets  and liabilities which arises from changes in estimated future tax rates. The economic assumptions and methodologies that impact the implied income  tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations  under U.S. GAAP. Specifically, certain deductions considered in the income tax provision under U.S. GAAP such as the deduction for transaction related charges and equity- based  compensation are  taken  into  account  for purposes of  the  implied  tax provision. Management believes  that  excluding  the  remeasurement of  the  tax  receivable  agreement and deferred taxes from Segment DE and DE, respectively, is meaningful as it increases comparability between periods. Remeasurement of the tax receivable  agreement and deferred taxes are estimates that may change due to changes in interpretations of tax law. • “Fee Related Earnings”, or “FRE”, is derived from our segment reported results and refers to a component of DE that is used as a supplemental performance measure to  assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated  operating expenses and generate profits. FRE is the sum across all segments of (i) management fees,  (ii) advisory and transaction fees,  (iii) performance fees related to  business  development  companies,  Redding  Ridge  Holdings,  and  MidCap  and  (iv)  other  income,  net,  less  (x)  salary,  bonus  and  benefits,  excluding  equity-based  compensation (y) other associated operating expenses and (z) non-controlling interests in the management companies of certain funds the Company manages. 30

Non-GAAP Financial Information & Definitions Cont’d • “Assets Under Management”,  or  “AUM”,  refers  to  the  assets of  the  funds,  partnerships  and  accounts  to which we provide  investment management,  advisory,  or  certain other  investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments.  Our AUM equals the sum of: 1. the net asset value (“NAV”), plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the credit funds, partnerships and accounts  for which we provide  investment management  or  advisory  services,  other  than  certain  collateralized  loan obligations  (“CLOs”),  collateralized debt  obligations  (“CDOs”),  and  certain permanent capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; 2. the fair value of the investments of the private equity and real assets funds, partnerships and accounts we manage or advise, plus the capital that such funds, partnerships and  accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; for certain permanent capital vehicles in real assets, gross asset value  plus available financing capacity; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets we manage or advise; and  4. the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management, advisory, or certain other  investment-related  services,  plus  unused  credit  facilities,  including  capital  commitments  to  such  funds,  partnerships  and  accounts  for  investments  that  may  require  pre- qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise  included in the clauses above. Our  AUM measure  includes  Assets  Under Management  for  which  we  charge  either  nominal  or  zero  fees.  Our  AUM measure  also  includes  assets  for  which  we  do  not  have  investment discretion, including certain assets for which we earn only investment-related service fees, rather than management or advisory fees. Our definition of AUM is not based  on any definition of Assets Under Management contained  in our governing documents or  in any of our Apollo fund management agreements. We consider multiple factors for  determining what should be  included  in our definition of AUM. Such  factors  include but are not  limited  to  (1) our ability  to  influence  the  investment decisions  for existing and  available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment  managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations  employed  by  other  investment  managers  and,  as  a  result,  this  measure  may  not  be  directly  comparable  to  similar  measures  presented  by  other  investment  managers.  Our  calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital deployed and Dry powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and  infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends  on the specific terms and conditions of each fund. • “Fee-Generating  AUM”  or  “FGAUM”  consists  of  assets  of  the  funds,  partnerships  and  accounts  to  which  we  provide  investment management,  advisory,  or  certain  other  investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a  basis  that  varies  among  the Apollo  funds,  partnerships  and  accounts. Management  fees  are normally based on  “net  asset  value,”  “gross  assets,”  “adjusted par  asset  value,”  “adjusted  cost  of  all  unrealized  portfolio  investments,”  “capital  commitments,”  “adjusted  assets,”  “stockholders’  equity,”  “invested  capital”  or  “capital  contributions,”  each  as  defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds,  partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less  any portion of such total value that is already considered in Fee-Generating AUM. • “Performance Fee-Eligible AUM” or “PFEAUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance  fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance  Fee-Generating AUM”, which  refers  to  invested  capital  of  the  funds,  partnerships  and  accounts we manage,  advise,  or  to which we provide  certain other  investment-related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by,  the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide  certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance  Fee-Eligible AUM”, which  refers  to  capital  of  the  funds,  partnerships  and  accounts we manage,  advise,  or  to which we provide  certain  other  investment-related  services  that  is  available  for  investment  or  reinvestment  subject  to  the  provisions  of  applicable  limited  partnership  agreements  or  other  governing  agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general  partner. 31

Non-GAAP Financial Information & Definitions Cont’d • “Athene Holding”  refers  to Athene Holding  Ltd.  (together with  its  subsidiaries,  “Athene”),  a  leading  retirement  services  company  that  issues,  reinsures  and acquires  retirement  savings  products designed for  the  increasing number of  individuals and  institutions seeking to  fund retirement needs, and to which Apollo,  through  its consolidated subsidiary Apollo  Insurance  Solutions Group LP (formerly known as Athene Asset Management LLC) (“ISG”), provides asset management and advisory services • “Athora” refers to a strategic platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market (collectively, the “Athora Accounts”).  The Company, through ISGI provides investment advisory services to Athora. Athora Non-Sub-Advised Assets includes the Athora assets which are managed by Apollo but not sub-advised  by Apollo nor invested in Apollo funds or investment vehicles. Athora Sub-Advised includes assets which the Company explicitly sub-advises as well as those assets in the Athora Accounts  which are invested directly in funds and investment vehicles Apollo manages. • “Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP (“AAME PC”), a wholly-owned subsidiary of Apollo Asset Management Europe LLP (“AAME”). AAME  PC and AAME are subsidiaries of Apollo and are collectively referred to herein as “ISGI”. • “Capital deployed” or “deployment” represents (i) the aggregate amount of capital that has been invested during a given period (including leverage) by our commitment based funds and  SIAs  that have a defined maturity date,  (ii) purchases of  investments  (net of  sales) by our subscription and contribution based  funds and mandates  (including  leverage),  (iii)  investments  originated by certain of our platform companies, net of syndications to our other funds and accounts, but including syndications to third parties, and (iv) third-party investment activity in  opportunities  sourced by our  teams  for which we  earn  a  fee  and  in which we participate. Deployment  excludes offsetting  short  positions,  certain  credit  derivatives,  certain  short-dated  government securities, and involuntary repayment of loans and bonds.  • “Co-Founders”  refer  to Messrs.  Leon Black,  Joshua Harris  and Marc Rowan  collectively  and, when used  in  reference  to holdings of  interests  in Apollo or AP Professional Holdings,  L.P.,  includes certain related parties of such individuals. • “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding”, consists of total shares of Class A Common Stock outstanding, Apollo Operating Group Units that participate in  dividends and RSUs that participate in dividends. Management uses this measure in determining DE per share, FRE per share, as well as DE After Taxes and Related Payables per share.  • “Drawdown capital deployed” or “drawdown deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage)  by (i) our commitment based funds, excluding certain funds in which permanent capital vehicles are the primary investor and (ii) SIAs that have a defined maturity date. • “Dry powder”  represents  the  amount of  capital  available  for  investment or  reinvestment  subject  to  the provisions of  the  applicable  limited partnership  agreements or other governing  agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses and commitments from  permanent capital vehicles. • “Gross IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund based on the actual timing of all cumulative fund cash  flows before management fees, performance fees allocated to the general partner and certain other expenses.  Calculations may include certain investors that do not pay fees. The terminal  value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”)  fund cash flows and residual values are converted to USD using the spot rate as of the reporting  date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR  does not represent the return to any fund investor.  • “Gross IRR” of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given  fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming  disposition on June 30, 2021 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and  certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if  distributed, be payable to the fund’s  investors.  In addition, gross  IRRs at the fund level will differ from those at the  individual  investor  level as a result of, among other factors, timing of  investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  • “Gross IRR” of a real assets fund excluding the principal finance funds represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on  the  basis  of  the  actual  timing  of  cash  inflows  and  outflows  (for  unrealized  investments  assuming  disposition  on  June  30,  2021  or  other  date  specified)  starting  on  the  date  that  each  investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and  measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and  residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of,  among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a credit or real assets fund  is the monthly or quarterly time-weighted return that  is equal to the percentage change in the value of a fund’s portfolio, adjusted for all  contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns for credit funds are  calculated for all funds and accounts in the respective strategies excluding assets for Athene, Athora and certain other entities where we manage or may manage a significant portion of the  total company assets. Returns of CLOs represent the gross returns on assets. Returns over multiple periods are calculated by geometrically linking each period’s return over time.  • “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers,  and (ii) on an aggregate basis, the sum of inflows across the credit, private equity and real assets segments. 32

Non-GAAP Financial Information & Definitions Cont’d • “Net IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund after management fees, performance fees allocated to  the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and  residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among  other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net IRR” of a private equity fund means the Gross IRR applicable to a fund,  including returns for related parties which may not pay fees or performance fees, net of management fees,  certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on  amounts that,  if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the  usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a  percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund  level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund  investor. • “Net IRR” of a real assets fund excluding the principal finance funds represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing  of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of June 30, 2021 or other date specified is paid to investors), excluding  certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including  interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of  the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows.  Net IRR does not represent the return to any fund investor. • “Net Return” of a credit or real assets fund represents the Gross Return after management fees, performance fees allocated to the general partner, or other fees and expenses. Returns over  multiple periods are calculated by geometrically linking each period’s return over time. • “Permanent Capital Vehicles” refers to (a) assets that are owned by or related to Athene or Athora Holding Ltd. (“Athora Holding” and together with its subsidiaries, “Athora”), (b) assets that  are  owned  by  or  related  to MidCap  FinCo Designated  Activity  Company  (“MidCap”)  and managed  by  Apollo,  (c)  assets  of  publicly  traded  vehicles managed  by  Apollo  such  as  Apollo  Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case  that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a  non-traded business development company from which Apollo earns certain investment-related service fees. The investment management agreements of AINV, AIF and AFT have one year  terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding  voting shares of such companies,  including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In  addition, the investment management agreements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management agreement of  ARI has a one year  term and  is  reviewed annually by ARI’s board of directors  and may be  terminated under  certain  circumstances by an affirmative  vote of  at  least  two-thirds of ARI’s  independent directors. The  investment management or advisory arrangements between each of MidCap and Apollo, Athene and Apollo and Athora and Apollo, may also be  terminated  under certain circumstances. The agreement pursuant to which Apollo earns certain investment-related service fees from a non-traded business development company may be terminated  under certain limited circumstances. • “Private Equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-IX), ANRP I, II & III, Apollo Special Situations Fund,  L.P., AION Capital Partners Limited (“AION”) and Apollo Hybrid Value Fund, L.P. for the periods presented on a total return basis before giving effect to fees and expenses.  The performance  percentage is determined by dividing (a) the change in the fair value of  investments over the period presented, minus the change in  invested capital over the period presented, plus the  realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple  periods are calculated by geometrically linking each period’s return over time; • “Realized Value”  refers  to all  cash  investment proceeds  received by  the  relevant Apollo  fund,  including  interest and dividends, but does not give effect  to management  fees, expenses,  incentive compensation or performance fees to be paid by such Apollo fund. • “Redding Ridge” refers to Redding Ridge Asset Management, LLC and its subsidiaries, which is a standalone, self-managed asset management business established in connection with risk  retention rules that manages CLOs and retains the required risk retention interests. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to  cash pending investment or available for reserves and excludes amounts, if any, invested on a financed basis with leverage facilities.  • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Unrealized Value”  refers  to  the  fair value consistent with valuations determined  in accordance with GAAP,  for  investments not yet  realized and may  include payments  in kind, accrued  interest and dividends receivable, if any, and before the effect of certain taxes.  In addition, amounts include committed and funded amounts for certain investments; and • “Vintage Year”  refers  to  the year  in which a  fund’s  final  capital  raise occurred, or,  for  certain  funds,  the year of a  fund’s effective date or  the year  in which a  fund’s  investment period  commences pursuant to its governing agreements. 33

Forward-Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, Inc. and its subsidiaries, including the  Apollo Operating Group and all of its subsidiaries, or as the context may otherwise require. This presentation may contain forward-looking statements that are within  the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include,  but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business,  its  liquidity and capital resources and the other non- historical  statements  in  the discussion  and analysis.  These  forward-looking  statements  are based on management’s beliefs,  as well  as  assumptions made by,  and  information  currently  available  to,  management.  When  used  in  this  presentation,  the  words  “believe,”  “anticipate,”  “estimate,”  “expect,”  “intend”  and  similar  expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements  are  reasonable,  it  can give  no  assurance  that  these  expectations will  prove  to  have been  correct.  These  statements  are  subject  to  certain  risks,  uncertainties  and  assumptions,  including risks  relating to our dependence on certain key personnel, our ability  to raise new credit, private equity or  real assets  funds,  the  impact of  COVID-19, market conditions generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of  our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds, litigation risks and consummation of the merger  of Apollo with Athene Holding  Ltd.,  potential  corporate governance  changes  and  related  transactions which  are  subject  to  regulatory,  corporate  and  stockholder  approvals, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on  Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2021 and Quarterly Report on Form 10-Q filed with the SEC on May 10,  2021, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors  should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our other  filings  with  the  SEC.  We  undertake  no  obligation  to  publicly  update  or  review  any  forward-looking  statements,  whether  as  a  result  of  new  information,  future  developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 34